Exhibit 99.1

FOR IMMEDIATE RELEASE
October 10, 2013

Analysts: Todd Beekman (todd.beekman@huntington.com), 614.480.3878
Mark Muth (mark.muth@huntington.com), 614.480.4720

Media: Maureen Brown (maureen.brown@huntington.com), 614.480.5512

HUNTINGTON BANCSHARES INCORPORATED STRENGTHENS ITS NUMBER ONE BRANCH SHARE IN OHIO WITH THE ACQUISITION OF OHIO BASED CAMCO FINANCIAL

 Columbus, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) and Camco Financial Corporation (NASDAQ: CAFI; www.camcofinancial.com) jointly announced today the signing of a definitive agreement under which Huntington will acquire Camco Financial, the parent company of Cambridge Ohio-based Advantage Bank, in a cash and stock transaction. As of June 30, 2013, Camco operated 22 banking offices throughout eastern and southern Ohio with $0.8 billion in total assets and $0.6 billion in total deposits.

“This is a great opportunity to enhance our presence in several areas within our existing footprint and to expand into several new attractive geographies,” said Steve Steinour, chairman, president and CEO of Huntington Bank.  "We are pleased to welcome the more than 55,000 customers of Advantage Bank to Huntington. Our new customers will now have access to some of the highest rated customer service in the industry and to some of the most innovative banking products and services, which have helped to grow our customer base by more than 30 percent in the past three years. The acquisition will also give our current customers the convenience of more branches.”

“Huntington has a well-known legacy of investing in its customers and communities,” said Jim Huston, chairman, president and CEO of Camco Financial and Advantage Bank. “We believe our customers will enjoy excellent service along with Huntington’s broader suite of products.”

Under the terms of the agreement, which was unanimously approved by the boards of both companies, shareholders of Camco Financial may elect to receive 0.7264 shares of Huntington common stock, or $6.00 in cash, for each share of Camco Financial common stock, subject to proration provisions specified in the merger agreement that provide for a targeted aggregate split of total consideration of 80% common stock and 20% cash.  Based upon the Wednesday, October 9, 2013, closing price of $8.12 per share of Huntington common stock, the transaction is valued at approximately $97 million, including outstanding options and warrants.

The transaction is expected to be completed in the first half of 2014, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Camco Financial. Given the size and structure, the transaction has a de minimis impact to tangible book value.  With over 45% geographic overlap(1), Huntington expects the acquisition to be accretive to earnings per share in the first full year.  In completing diligence, Huntington reviewed over 75% of the loan portfolio.

About Huntington
Huntington Bancshares Incorporated is a $56 billion regional bank holding company headquartered in Columbus, Ohio. The Huntington National Bank, founded in 1866, provides full-service commercial, small business, and consumer banking services; mortgage banking services; treasury management and foreign exchange services; equipment leasing; wealth and investment management services; trust services; brokerage services; customized insurance brokerage and service programs; and other financial products and services. The principal markets for these services are Huntington’s six-state banking franchise: Ohio, Michigan, Pennsylvania, Indiana, West Virginia, and Kentucky. The primary distribution channels include a banking network of more than 700 traditional branches and convenience branches located in grocery stores and retirement centers, and through an array of alternative distribution channels including internet and mobile banking, telephone banking, and more than 1,400 ATMs. Through automotive dealership relationships within its six-state banking franchise area and selected other Midwest and New England states, Huntington also provides commercial banking services to the automotive dealers and retail automobile financing for dealer customer.

(1) 45% geographic overlap defined as branches within 1.5 miles of a Huntington branch.

About Camco Financial Corporation
Camco Financial Corporation, holding company for Advantage Bank, is a multi-state bank holding company headquartered in Cambridge, Ohio. Advantage Bank offers community banking that includes commercial, business and consumer financial services and internet banking from 22 offices. Additional information about Camco Financial may be found on the Company's web sites: www.camcofinancial.com or www.advantagebank.com.

Important Information for Investors and Shareholders
In connection with the proposed merger transaction, Huntington will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Camco, and a Prospectus of Huntington, as well as other relevant documents concerning the proposed transaction.  Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Huntington and Camco, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Huntington at www.Huntington.com under the tab “Investor Relations” and then under the heading “Publications and Filings”, from Huntington Investor Relations at 800-576-5007, and from Camco by accessing Camco’s website at https://www.advantagebankonline.com “ under the tab “Investor Relations” and then under the heading “SEC Filings”, or from Camco Investor Relations at 740-435-2020.

Huntington and Camco and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Camco in connection with the proposed merger.  Information about the directors and executive officers of Huntington is set forth in the proxy statement for Huntington’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 7, 2013. Information about the directors and executive officers of Camco is set forth in the proxy statement for Camco’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 19, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

Forward looking statement
This document contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: (1) worsening of credit quality performance due to a number of factors such as the underlying value of collateral that could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in general economic, political or industry conditions; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success, impact, and timing of our business strategies, including market acceptance of any new products or services implementing our “Fair Play” banking philosophy; (6) changes in accounting policies and principles and the accuracy of our assumptions and estimates used to prepare our financial statements; (7) extended disruption of vital infrastructure; (8) the final outcome of significant litigation; (9) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, and CFPB; and (10) the outcome of judicial and regulatory decisions regarding practices in the residential mortgage industry, including among other things the processes followed for foreclosing residential mortgages. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2012 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.
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